Exhibit 10.4(a)

Schedule of Supplemental Executive Retirement Plan Agreements of Named Executive Officers dated as of January 1, 2009.

Name	Maximum SERP Benefit Payable at Retirement
Laurence M. Downes, President and Chief Executive Officer	$250,000
Mariellen Dugan, Senior Vice President and General Counsel	$125,000
Kathleen T. Ellis, Senior Vice President, Corporate Affairs and Marketing	$125,000
Glenn C. Lockwood, Senior Vice President and Chief Financial Officer	$125,000
Joseph P. Shields, Executive Vice President and Chief Operating Officer, NJR Energy Services Company	$125,000